UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2009

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 20, 2009, Implant Sciences Corporation (the “Company”) received written notice from DMRJ Group LLC (“DMRJ”), stating that the Company was in default of its obligations under (i) an amended and restated senior secured convertible promissory note dated March 12, 2009, (ii) a senior secured convertible promissory note dated July 1, 2009 and (iii) a revolving promissory note dated September 4, 2009. On December 10, 2009, the Company failed to pay an aggregate of $7,505,678 in principal, together with approximately $149,292 of interest, due on such date to DMRJ upon the maturity of those notes.

As a result of these defaults, effective December 11, 2009, (i) the interest rate that the Company is obligated to pay to DMRJ under the March promissory note automatically increased from 11% per annum to 2.5% per month (or the maximum applicable legal interest rate, if less); (ii) the interest rate that the Company is obligated to pay to DMRJ under the July promissory note automatically increased from 2.5% per month to 3.0% per month (or the maximum applicable legal interest rate, if less); and (iii) the interest rate that the Company is obligated to pay to DMRJ under the September increased from 25% per annum to 30% per annum (or the maximum applicable legal interest rate, if less). All such default interest is payable upon demand by DMRJ.

DMRJ holds a first priority security interest on all of the assets of the Company and its subsidiaries to secure the Company’s obligations due under the three promissory notes. In its default notice, DMRJ stated its intention to sell the collateral, in whole or in parts, at one or more private sales sometime after December 31, 2009. Any such actions on the part of DMRJ would have a material adverse effect on the Company’s liquidity and financial condition and could force the Company to curtail or discontinue all of its operations and/or file for protection under bankruptcy laws.

The Company is currently in discussions with DMRJ with respect to these defaults. No assurance can be given that the Company will be able to obtain a waiver from DMRJ, or enter into any other arrangement acceptable to DMRJ, with respect to these defaults.

Item 7.01.	Regulation FD Disclosure

On December 23, 2009, the Company issued a press release announcing the events described in Item 2.04 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                         Description

99.1                      Press Release of Implant Sciences Corporation dated December 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Glenn D. Bolduc
Glenn D. Bolduc
President and Chief Executive Officer

Date:  December 23, 2009

EXHIBIT INDEX

Exhibit No.                         Description

99.1                      Press Release of Implant Sciences Corporation dated December 22, 2009.